Exhibit 99.1

Source: Adamas One Corp.

May 31, 2023 08:30 ET

Adamas One Acquires Minority Equity Stake in Artificial Intelligence Solutions Provider NexGenAI Solutions Group, Inc.

Adamas to incorporate AI-driven solutions to optimize manufacturing, marketing, branding and communications related to its development of Lab-Grown Diamonds

SCOTTSDALE, Ariz., May 31, 2023 (GLOBE NEWSWIRE) -- Adamas One Corp. (Nasdaq: JEWL) (“Adamas One,” “Adamas” or the “Company”), The Original Lab-Grown Diamond Company™, a high-tech company that leverages proprietary technology to produce high-quality, single-crystal, Lab-Grown Diamonds for jewelry and diamond materials for industrial uses, today announces the acquisition of a 9.99 equity stake in NexGenAI Solutions Group, Inc. (“NexGenAI”), which, through its subsidiaries and affiliate entities, offers AI-driven solutions aimed at revolutionizing business operations across various sectors.

As part of the all-stock transaction, Adamas will receive access to NexGenAI’s AI-driven solutions, which will help the Company streamline a number of its manufacturing, marketing, branding and communications processes. Adamas expects this partnership to help improve manufacturing output volume, create and manufacture new jewelry designs in its high-end Elle Jolie line and help streamline marketing activities that range from simple AI-driven communications on the Company’s website to spearheading targeted marketing campaigns.

Adamas One CEO Jay Grdina stated, “Artificial Intelligence is cutting-edge technology that is rightly gaining significant attention and traction both in the current business macroenvironment and in the culture as a whole. This investment and partnership allows us to strategically fold AI into our our business, with the goal to maximize output, efficiency, creativity, and value. NexGenAI features an impressive lineup of founding entrepreneurs with impressive track records. We believe that the benefits of strategic AI integration if successful, will result in measurable business success and shareholder value.”

"By leveraging the strategic capabilities of NexGenAI's artificial intelligence in our operations, our goal is to improve output and enhance efficiency for Adamas One. This practical integration of AI into the business framework marks a prudent step towards sustaining growth trajectory and fortifying our market position in the face of emerging technologies,” added Michael Woloshin, founder of NexGenAI Solutions.

About NexGenAI:

NexGenAI, through its subsidiaries NexGenAI Solutions Group USA and NexGenAI Solutions Group EAL, provides cutting-edge AI-driven solutions that revolutionize business operations across various sectors. By leveraging artificial intelligence, NexGenAI empowers companies to automate processes, optimize efficiency, and drive sustainable growth. For more information on NexgenAI go to Nexgenai.io.

About Adamas One Corp

Adamas is a lab-grown diamond manufacturer that produces near flawless single-crystal diamonds for gemstone and industrial applications, in its facilities in Greenville, South Carolina. The Company holds 36 patents and uses its proprietary chemical vapor deposition (CVD) to grow gem-sized and smaller diamond crystals. Adamas One™ lab-grown diamonds have the same physical, chemical and optical properties as mined diamonds. The Company’s controlled manufacturing processes enables it to produce very high-quality, high-purity, single-crystal colorless, near colorless and fancy colored Type IIA diamonds to suit a variety of industrial and gemstone applications. The Company intends to market and sell its diamonds into the wholesale jewelry and industrial markets. For more information, visit www.adamasone.com.

Not Mined. Not Fake. Just sped up perfection. ™

Forward-Looking Statements

This press release may include “forward-looking statements.” To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including, but not limited to, our ability to integrate the AI solutions as expected, or at all, and the success of our business partners. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Adamas One Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact: Investor Relations

CORE IR

Scott Arnold, Managing Partner

516 222 2560

ir@adamasone.com

Media Relations

CORE IR

Jules Abraham

917 885 7378

Source: Adamas One Corp.